Exhibit 5.1

1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
September 12, 2023	Hamburg	Shanghai
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

TKO Group Holdings, Inc.

200 Fifth Avenue

New York, New York 10010

Re:	TKO Group Holdings, Inc.

To the addressees set forth above:

We have acted as special counsel to TKO Group Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement (the “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of (i) up to 10,000,000 shares of Class A common stock of the Company, par value $0.00001 per share (the “Shares”), which may be issued pursuant to the Company’s 2023 Incentive Award Plan (the “Incentive Plan”), and (ii) up to 2,600,000 Shares issuable in connection with outstanding restricted stock units (the “RSUs”) and performance stock units (the “PSUs”) granted under the World Wrestling Entertainment, Inc. 2016 Omnibus Incentive Plan that will be assumed by the Company as a result of the consummation on September 12, 2023 of the transactions contemplated by the Transaction Agreement by and among Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC, TKO Operating Company, LLC (f/k/a Zuffa Parent, LLC), World Wrestling Entertainment, Inc., TKO Group Holdings, Inc. (f/k/a New Whale, Inc.) and Whale Merger Sub Inc., dated April 2, 2023. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

September 12, 2023

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the Incentive Plan and the RSUs and PSUs, as applicable, assuming in each case that the individual issuances, grants or awards under the Incentive Plan and the RSUs and PSUs are duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of law, the Incentive Plan and the RSUs and PSUs, as applicable, (and the agreements duly adopted thereunder and in accordance therewith), the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP